Exhibit 99.2

Armstrong World Industries to Report

Third-Quarter 2012 Results October 31

LANCASTER, Pa., October 29, 2012 – Armstrong World Industries, Inc. (NYSE: AWI) will report its third-quarter 2012 results via a webcast and conference call for investors on Wednesday, October 31 at 10:00 a.m. Eastern time.

Conference call / webcast information and the accompanying slide presentation will be available on the Investor Relations page of www.armstrong.com.

To participate by telephone, please dial:

•	(800) 706-7741 (U.S./Canada)

•	(617) 614-3471 (International)

•	Participant Passcode: 60519055

News media may listen only.

A replay of the conference call will be available until November 7, 2012 by dialing (888) 286-8010 (US/Canada) or (617) 801-6888 (Int’l/Local) and entering Replay Passcode: 18270000. A replay of the call will also be available via webcast on the Investor Relations page of www.armstrong.com for up to one year after the date of the call.

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Contacts

Investors:	Tom Waters, tjwaters@armstrong.com or (717) 396-6354
Media:	Jennifer Johnson, jenniferjohnson@armstrong.com or (866) 321-6677

About Armstrong and Additional Information

Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors and ceilings. In 2011, Armstrong’s consolidated net sales from continuing operations totaled approximately $2.7 billion. As of September 30, 2012, Armstrong operated 33 plants in eight countries and had approximately 9,200 employees worldwide, inclusive of 1 manufacturing plant and approximately 750 employees associated with our cabinets business, which is expected to be sold during the fourth quarter of 2012. For more information, visit http://www.armstrong.com/.